Exhibit 24.1



Child, Sullivan & Company
A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS
1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037

                                       PHONE: (801) 927-1337 FAX: (801) 927-1344




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-1 (File No.__________) of our report dated February 22, 2002 on our audits of the financial statements of Electric Aquagenics Unlimited, Inc., as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the period from March 6, 2000 (date of inception) to December 31, 2000.

/s/ Child, Sullivan & Company

Child, Sullivan & Company
Kaysville, Utah
April 17, 2002